UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2018

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

As previously announced by Bionik Laboratories Corp. (the “Company”), as of January 19, 2018 investors (the “Lenders”) of the Company had subscribed for convertible promissory notes (the “Notes”) and loaned to the Company an aggregate of approximately $1,510,000 pursuant to an up to $14,000,000 convertible note offering. As of January 30, 2018, the Company and Lenders holding a majority in principal amount of the Notes entered into Amendment No. 1 to Convertible Promissory Notes (the “Amendment”), pursuant to which the outside Maturity Date (as defined in the Notes) for all of the Notes was extended until March 31, 2018 (from January 31, 2018). Accordingly, none of the Notes nor any other existing convertible indebtedness converted into common stock or other equity security on January 31, 2018. Except as expressly reflected herein and in the Amendment, the Notes will remain in full force and effect in accordance with their terms.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 2, 2018, an existing investor of the Company, who is an affiliate of Remi Gaston Dreyfus, a director of the Company, loaned $500,000 (the “$500K Loan”) to the Company evidenced by a promissory note, dated February 2, 2018 (the “$500K Note”). The $500K Note bears interest at a fixed rate of 1.5% per month, beginning on the Issue Date (as defined in the $500K Note). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (i) March 31, 2018 and (ii) the date of receipt of an aggregate of $7,000,000 in loan proceeds to the Company from the sale of convertible promissory notes. The $500K Note contains customary events of default, which, if uncured, entitle the holder of the $500K Note to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the $500K Note. The foregoing is a brief description of the terms of the $500K Note and is qualified in its entirety by reference to the full text of the $500K Note, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company intends to use the net proceeds from the $500K Loan for the Company’s working capital and general corporate purposes.

Item 8.01	Other Events.

On February 5, 2018, the Company issued a press release announcing the launch of its improved InMotion Arm interactive robotic system for clinical rehabilitation of stroke survivors and those with mobility impairments due to neurological conditions.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 1 to Convertible Promissory Notes
10.2	Promissory Note, dated February 2, 2018
99.1	Press Release dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer